Exhibit 3.6

BYLAWS

OF

BLACK ELK ENERGY FINANCE CORP.

A Texas Corporation

Date of Adoption:

October 26, 2010

TABLE OF CONTENTS

TO

BYLAWS OF

BLACK ELK ENERGY FINANCE CORP.

ARTICLE I

REGISTERED OFFICE

BYLAWS OF BLACK ELK ENERGY FINANCE CORP.

PAGE I

BYLAWS OF BLACK ELK ENERGY FINANCE CORP.

PAGE II

ARTICLE VIII MISCELLANEOUS PROVISIONS

Section 1.	Fiscal Year.	20
Section 2.	Corporate Seal.	20
Section 3.	Notice and Waiver of Notice.	20
Section 4.	Resignations.	20
Section 5.	Facsimile Signatures.	21
Section 6.	Books and Records.	21

ARTICLE IX AMENDMENTS

Section 1.	Amendments.	21

BYLAWS OF BLACK ELK ENERGY FINANCE CORP.

PAGE III

BYLAWS

OF

BLACK ELK ENERGY FINANCE CORP.

(THE “CORPORATION”)

ARTICLE I

REGISTERED OFFICE

Section 1. Registered Office. The registered office of the Corporation required by the Texas Business Organizations Code (the “TBOC”) to be maintained in the State of Texas shall be the registered office named in the Certificate of Formation of the Corporation, as the same may be amended from time to time (the “Certificate of Formation”), or such other office (which need not be a place of business of the Corporation) as may be designated from time to time by the Board of Directors in the manner provided by law.

ARTICLE II

SHAREHOLDERS

Section 1. Place of Meetings. All meetings of the shareholders shall be held at the principal place of business of the Corporation or at such other place within or without the State of Texas as shall be specified or fixed in the notices or waivers of notice thereof; provided that any or all shareholders may participate in any such meeting by means of conference telephone or similar communications equipment pursuant to Article II, Section 12 of these bylaws.

Section 2. Quorum; Required Vote for Shareholder Action; Adjournment of Meetings.

(a) Quorum. With respect to any matter, a quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy, unless otherwise provided in the Certificate of Formation, in accordance with the TBOC.

(b) Voting on Matters Other Than the Election of Directors. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares of any class or series entitled to vote is required by the TBOC, the affirmative vote of the holders of a majority of the shares of any class or series entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders, unless otherwise provided in the Certificate of Formation or these bylaws in accordance with the TBOC.

BYLAWS OF BLACK ELK ENERGY FINANCE CORP.

(c) Voting in the Election of Directors. Unless otherwise provided in the Certificate of Formation or these bylaws in accordance with the TBOC, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

(d) Adjournment. Notwithstanding the other provisions of the Certificate of Formation or these bylaws, the chairman of the meeting or the holders of a majority of the shares entitled to vote that are represented in person or by proxy at any meeting of shareholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If such meeting is adjourned by the shareholders, such time and place shall be determined by a vote of the holders of a majority of the shares entitled to vote that are represented in person or by proxy at such meeting. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

Section 3. Annual Meetings. An annual meeting of the shareholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Texas, on such date and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within 13 months subsequent to the date of formation or the last annual meeting of shareholders, whichever most recently occurred.

Section 4. Special Meetings. Unless otherwise provided in the Certificate of Formation, special meetings of the shareholders for any proper purpose or purposes may be called at any time by (a) the Chairman of the Board (if any), the President, the Board of Directors, or such other person or persons as may be authorized in the Certificate of Formation or (b) unless the Certificate of Formation provides otherwise, the holders of at least ten percent of all the shares entitled to vote at the proposed special meeting.

If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining shareholders entitled to call a special meeting is the date any shareholder first signs the notice of that meeting.

Only business within the purpose or purposes described in the notice (or waiver thereof) required by these bylaws may be conducted at a special meeting of the shareholders.

Section 5. Closing Share Transfer Records; Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the Corporation may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, 60

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days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten days immediately preceding such meeting.

In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in the case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided herein, such determination shall also apply to any adjournment thereof except where the determination has been made through the closing of share transfer records and the stated period of closing has expired.

Section 6. Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting, the means of any remote communications by which shareholders may be considered present and may vote at the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than 60 days before the date of the meeting, personally, by electronic transmission or by mail, by or at the direction of the President, the Secretary or the officer or calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, any such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

Any notice required to be given to any shareholder, under any provision of the TBOC or the Certificate of Formation or these bylaws, need not be given to the shareholder if (a) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (b) all (but in no event less than two) payments of distributions or interest on securities during a 12-month period have been mailed to that person by first-class mail, addressed to him or her at his or her address as shown on the share transfer records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such person shall have the same force and effect as if the notice had been duly given and, if the action taken by the Corporation is reflected in any articles or document filed with the Secretary of State, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given. If such a person delivers to the Corporation written notice setting forth his or her then current address, the requirement that notice be given to that person shall be reinstated.

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On consent of a shareholder, notice from the Corporation under any provision of these Bylaws, the Certificate of Formation or the TBOC may be given to the shareholder by electronic transmission. The shareholder may specify the form of electronic transmission to be used to communicate notice and may revoke this consent by written notice to the Corporation. The shareholder’s consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices, and the Secretary or Assistant Secretary of the Corporation, or another person responsible for delivering notice on behalf of the Corporation knows that delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of the shareholder’s consent shall not invalidate a meeting or other action. Notice by electronic transmission is deemed given when the notice is:

(a) transmitted to a facsimile number provided by the shareholder for the purpose of receiving notice,

(b) transmitted to an electronic mail address provided by the shareholder for the purpose of receiving notice,

(c) posted to an electronic network and a message is sent to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of a posting, or

(d) communicated to the shareholder by any other form of electronic transmission consented to by the shareholder.

Section 7. Voting List. The officer or agent having charge of the share transfer records of the Corporation shall make, at least eleven days before the date of each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number and type of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Alternatively, the list of the shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. No electronic contact information of any shareholder shall be included on the list of shareholders. The Corporation shall take reasonable steps to ensure that information posted on an electronic network is available only to shareholders of the Corporation. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. If the meeting is held by means of remote communication, the list shall be open to the examination of any shareholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided to shareholders with the notice of the meeting. The original share transfer records shall be prima-facie evidence as to who are the shareholders entitled to

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examine such list or transfer records or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

Section 8. Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram or other form of electronic transmission, including telephone transmission, by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this Section. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder. Proxies for use at any meeting of shareholders or in connection with the taking of any action by written consent shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching upon the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest shall include the appointment as proxy of any of the persons set forth in the TBOC, including without limitation:

(a) a pledgee;

(b) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares subject to the proxy;

(c) a creditor of the Corporation who extended it credit under terms requiring the appointment;

(d) an employee of the Corporation whose employment contract requires the appointment, or

(e) a party to a voting agreement executed under Section 6.252 or Section 21.101 of the TBOC.

Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the

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Corporation shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the shares that are the subject of such proxy are to be voted with respect to such issue.

Section 9. Voting; Inspectors; Elections. Unless otherwise required by law or provided in the Certificate of Formation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. If the Certificate of Formation provides for more or less than one vote per share for all the outstanding shares or for the shares of any class or series on any matter, every reference in these bylaws or in the Certificate of Formation (unless expressly stated otherwise therein), in connection with such matter, to a specified portion of such shares shall mean such portion of the votes entitled to be cast in respect of such shares by virtue of the provisions of such Certificate of Formation.

All voting, except as required by the Certificate of Formation or where otherwise required by law, may be by a voice vote; provided, however, that a vote by ballot shall be taken upon demand therefor by shareholders holding issued and outstanding shares representing a majority of the voting power present in person or by proxy at any meeting. Every vote by ballot shall be taken by written ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting.

At any meeting at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. Such inspector shall receive the ballots, count the votes and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

At each election of directors, each shareholder entitled to vote thereat shall, unless otherwise provided by law or by the Certificate of Formation, have the right to vote the number of shares owned by him or her for as many persons as there are to be elected and for whose election he or she has a right to vote. Cumulative voting shall not be allowed in the election of directors unless the Certificate of Formation expressly grants that right. If cumulative voting is provided for in the Certificate of Formation, a shareholder who intends to cumulate his or her votes shall give written notice of such intention to the Secretary of the Corporation on or before the day preceding the election at which such shareholder intends to cumulate his or her votes.

Section 10. Conduct of Meetings. All meetings of the shareholders shall be presided over by the chairman of the meeting, who shall be the Chairman of the Board (if any), or if he or she is not present, the President, or if neither the Chairman of the Board (if any) nor President is present, a chairman elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he or she is not present, an Assistant Secretary (if any) shall so act; if neither the Secretary nor an Assistant Secretary (if any) is present, then a secretary shall be appointed by the chairman of the meeting. The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of

BYLAWS OF BLACK ELK ENERGY FINANCE CORP.

the manner of voting and the conduct of discussion as seem to him or her to be in order. Unless the chairman of the meeting shall otherwise determine or otherwise conduct the meeting, the order of business shall be as follows:

(a)	Calling of meeting to order.

(b)	Election of a chairman, and the appointment of a secretary, if necessary.

(c)	Presentation of proof of the due calling of the meeting.

(d)	Presentation and examination of proxies and determination of a quorum.

(e)	Reading and settlement of the minutes of the previous meeting.

(f)	Reports of officers and committees.

(g)	The election of directors, if an annual meeting or a meeting called for that purpose.

(h)	Other business.

(i)	Adjournment.

Section 11. Treasury Shares. Neither the Corporation nor any other person shall vote, directly or indirectly, at any meeting, shares of the Corporation’s own stock owned by the Corporation, shares of the Corporation’s own stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of the Corporation’s own stock held by the Corporation in a fiduciary capacity; and such shares shall not be counted in determining the total number of outstanding shares at any given time.

Section 12. Action by Written Consent or Telephone Conference. Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of (a) all the shares entitled to vote with respect to the action that is the subject of the consent or (b) if provided in the Certificate of Formation, shares having not less than the minimum number of votes that would be required to take such action at a meeting at which holders of all shares entitled to vote on such action were present and voted.

Every written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall bear the date of signature of each shareholder who signs the consent. No written consent signed by the holder of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall be effective to take the action that is the subject to the consent unless, within 60 days after the date of the earliest dated consent delivered to the Corporation in a manner required by this Section, a consent or consents signed by the holder or holders of shares having not less than the minimum

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number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar or exchange agent or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Corporation’s principal place of business shall be addressed to the President or chief executive officer.

A telegram, telex, cablegram or other electronic transmission by a shareholder consenting to an action to be taken is considered to be written, signed, and dated for the purposes of this Section 12 if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the shareholder and the date on which the shareholder transmitted the transmission. The date of transmission is the date on which the consent was signed. Consent given by telegram, telex, cablegram, or other electronic transmission shall not be considered delivered until the consent is reproduced in paper form and the paper form is delivered to the Corporation at its registered office in this state or its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of shareholder meetings are recorded. Notwithstanding the previous paragraph of this Section 12, consent given by telegram, telex, cablegram, or other electronic transmission may be delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of shareholder meetings are recorded to the extent and in the manner provided by resolution of the Board of Directors of the Corporation.

Any photographic, photostatic, facsimile or similarly reliable reproduction of a consent in writing signed by a shareholder may be substituted or used instead of the original writing for any purpose for which the original writing could be used, if the reproduction is a complete reproduction of the entire original writing.

Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

If any action by shareholders is taken by written consent, any certificate or documents filed with the Secretary of State as a result of the taking of the action shall state, in lieu of any statement required by the TBOC concerning the number of shares outstanding and entitled to vote on the action or concerning any vote of shareholders, that written consent has been given in accordance with the provisions of the TBOC and that any written notice required by the TBOC has been given.

Subject to the provisions of the TBOC, the Certificate of Formation or these bylaws for notice of meetings, and unless otherwise restricted by the Certificate of Formation, shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person

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at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 13. Fixing Record Dates for Consents to Action. Whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by law, the Certificate of Formation or these bylaws, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation’s principal place of business shall be addressed to the President or the chief executive officer of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the TBOC, the Certificate of Formation or these bylaws, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Power; Number; Term of Office. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

Unless otherwise provided in the Certificate of Formation, the number of directors that shall constitute the entire Board of Directors shall be determined from time to time by resolution of the Board of Directors (provided that no decrease in the number of directors that would have the effect of shortening the term of an incumbent director may be made by the Board of Directors). If the Board of Directors makes no such determination, the number of directors shall be the number set forth in the Certificate of Formation as the number of directors constituting the initial Board of Directors. Each director shall hold office for the term for which he or she is elected and thereafter until his or her successor shall have been elected and qualified, or until his or her earlier death, resignation or removal.

Unless otherwise provided in the Certificate of Formation, directors need not be shareholders of the Corporation or residents of the State of Texas.

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Section 2. Quorum; Required Vote for Director Action. Unless otherwise required by law or provided in the Certificate of Formation or these bylaws, a majority of the total number of directors fixed by, or in the manner provided in, the Certificate of Formation or these bylaws shall constitute a quorum for the transaction of business of the Board of Directors, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3. Meetings; Order of Business. Meetings of the Board of Directors may be held at such place or places as shall be determined from time to time by resolution of the Board of Directors. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board (if any), or in his or her absence by the President (if the President is a director), or by resolution of the Board of Directors.

Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4. First Meeting. In connection with any annual meeting of shareholders at which directors were elected, the Board of Directors may, if a quorum is present, hold its first meeting for the transaction of business immediately after and at the same place as such annual meeting of the shareholders. Notice of such meeting at such time and place shall not be required.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board (if any), the President or, on the written request of any one director, by the Secretary, in each case on at least 24 hours personal, written, telegraphic, cable or wireless notice to each director. Such notice, or any waiver thereof pursuant to Article VIII, Section 3 hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for by the Certificate of Formation or these bylaws.

Section 7. Electronic Notice of Board Meetings. On consent of a director, notice of the date, time, place or purpose of a regular or special meeting of the Board of Directors may be given to the director by electronic transmission. The director may specify the form of electronic transmission to be used to communicate notice and may revoke this consent by written notice to the Corporation. The director’s consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices, and the Secretary or Assistant Secretary of the Corporation, or another person responsible for delivering notice on behalf of the Corporation knows that delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of the director’s consent shall not invalidate a meeting or other action. Notice by electronic transmission is deemed given when the notice is:

(a) transmitted to a facsimile number provided by the director for the purpose of receiving notice,

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(b) transmitted to an electronic mail address provided by the director for the purpose of receiving notice,

(c) posted to an electronic network and a message is sent to the director at the address provided by the director for the purpose of alerting the director of a posting, or

(d) communicated to the director by any other form of electronic transmission consented to by the director.

Section 8. Removal. At any meeting of shareholders at which a quorum of shareholders is present called expressly for that purpose, or pursuant to a written consent adopted pursuant to Article II, Section 13 hereof, any director may be removed, with or without cause, by vote of the holders of issued and outstanding shares representing a majority of the votes entitled to be cast for the election of such director; provided that, if the shareholders have the right to cumulate votes for the election of directors, and less than the entire Board of Directors is to be removed, no director may be removed if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted (a) at an election of the entire Board of Directors, or (b) if there be classes of directors, at an election of the class of directors of which such director is a part.

Section 9. Vacancies; Increases in the Number of Directors. Any directorship to be filled by reason of an increase in the number of directors may be filled (a) by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided, however, that during the period between any two successive annual meetings of shareholders, the Board of Directors may not fill more than two such directorships; or (b) by election at an annual or special meeting of shareholders entitled to vote in the election of such directors called for that purpose.

Any vacancy occurring in the Board of Directors other than by reason of an increase in the number of directors may be filled (i) by election at an annual or special meeting of the shareholders called for that purpose or (ii) by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy occurring other than by reason of an increase in the number of directors shall be elected for the unexpired term of his or her predecessor in office.

Section 10. Compensation. Unless restricted by the Certificate of Formation, the Board of Directors shall have the authority to fix the compensation, if any, of directors.

Section 11. Presumption of Assent. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as

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secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 12. Approval or Ratification of Acts or Contracts by Shareholders. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the shareholders, or at any special meeting of the shareholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the shareholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and represented in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all the shareholders as if it shall have been approved or ratified by every shareholder of the Corporation.

Section 13. Action by Written Consent or Telephone Conference. Any action permitted or required by the TBOC, the Certificate of Formation or these bylaws to be taken at a meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the members of the Board of Directors or committee, as the case may be. A telegram, telex, cablegram, or other electronic transmission by a director consenting to an action to be taken and transmitted by a director is considered written, signed, and dated for the purposes of this Section if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the director and the date on which the director transmitted the transmission. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board of Directors or any such committee, as the case may be. Subject to the requirements of the TBOC, the Certificate of Formation or these bylaws for notice of meetings, unless otherwise restricted by the Certificate of Formation, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of the Board of Directors or any committee of directors, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE IV

COMMITTEES

Section 1. Designation; Powers. The Board of Directors may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace

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absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in the resolution of the Board of Directors or in the Certificate of Formation or bylaws shall have and may exercise all of the authority of the Board of Directors, subject to the limitations set forth in the TBOC or below.

No committee of the Board of Directors shall have the authority of the Board of Directors in reference to:

(a) amending the Certificate of Formation, except that a committee may, to the extent provided in the resolution designating that committee or in the Certificate of Formation or these bylaws, exercise the authority of the Board of Directors vested in it in accordance with Section 21.416 of the TBOC;

(b) proposing a reduction in the stated capital of the Corporation in the manner permitted by Sections 21.353 and 21.354 of the TBOC;

(c) approving a plan of merger, share exchange, or conversion of the Corporation;

(d) recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;

(e) recommending to the shareholders a voluntary winding up and termination or a revocation of a voluntary winding up and termination of the Corporation;

(f) amending, altering or repealing the bylaws of the Corporation or adopting new bylaws of the Corporation;

(g) filling vacancies in the Board of Directors;

(h) filling vacancies in or designating alternate members of any such committee;

(i) filling any directorship to be filled by reason of an increase in the number of directors;

(j) electing or removing officers of the Corporation or members or alternate members of any committee of the Board of Directors;

(k) fixing the compensation of any member or alternate members of a committee of the Board of Directors; or

(1) altering or repealing any resolution of the Board of Directors that by its terms provides that it shall not be so amendable or repealable.

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Unless the resolution designating a particular committee, the Certificate of Formation or these bylaws expressly so provide, no committee of the Board of Directors shall have the authority to authorize a distribution (as such term is defined in the TBOC) or to authorize the issuance of shares of the Corporation.

Section 2. Procedure; Meetings; Quorum. Any committee designated pursuant to Section 1 of this Article shall choose its own chairman and secretary, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

Section 3. Dissolution. The Board of Directors may dissolve any committee at any time, unless otherwise provided in the Certificate of Formation or these bylaws.

ARTICLE V

OFFICERS

Section 1. Number, Titles and Term of Office. The officers of the Corporation shall be a President and a Secretary and such other officers as the Board of Directors may from time to time elect or appoint, including, without limitation, a Chairman of the Board, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, one or more Assistant Treasurers and one or more Assistant Secretaries. Each officer shall hold office until his or her successor shall be duly elected and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person. Except for the Chairman of the Board, if any, no officer need be a director.

Section 2. Salaries. The salaries or other compensation, if any, of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

Section 3. Removal. Any officer or agent or member of a committee elected or appointed by the Board of Directors may be removed, either with or without cause, by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights.

Section 4. Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 5. Powers and Duties of the Chief Executive Officer. The President shall be the chief executive officer of the Corporation unless the Board of Directors designates the

BYLAWS OF BLACK ELK ENERGY FINANCE CORP.

Chairman of the Board (if any) or other officer as chief executive officer. Subject to the control of the Board of Directors, the chief executive officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he or she may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and he or she shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him or her by the Board of Directors.

Section 6. Powers and Duties of the Chairman of the Board. The Chairman of the Board (if any) shall preside at all meetings of the shareholders and of the Board of Directors; and the Chairman shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him or her by the Board of Directors.

Section 7. Powers and Duties of the President. Unless the Board of Directors otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and, unless the Board of Directors otherwise determines, he or she shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the shareholders and (should he or she be a director) of the Board of Directors; and the President shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him or her by the Board of Directors.

Section 8. Vice Presidents. The Vice President(s), if any, shall perform such duties and have such powers as the Board of Directors may from time to time prescribe. In addition, in the absence of the Chairman of the Board (if any) or President, or in the event of their inability or refusal to act, (a) a Vice President designated by the Board of Directors or (b) in the absence of such designation, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation, shall perform the duties of the Chairman of the Board (if any), or the President, as the case may be, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board (if any), or the President; provided that he or she shall not preside at meetings of the Board of Directors unless he or she is a director.

Section 9. Treasurer. The Treasurer, if any, shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he or she shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him or her by the Board of Directors. He or she shall perform all acts incident to the position of Treasurer subject to the control of the chief executive officer and the Board of Directors; and the Treasurer shall, if required by the Board of Directors, give such bond for the faithful discharge of his or her duties in such form as the Board of Directors may require.

Section 10. Assistant Treasurers. Each Assistant Treasurer, if any, shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him or her by the chief executive officer or the Board of Directors or the Treasurer. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act.

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Section 11. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, and the minutes of all meetings of the shareholders, in books provided for that purpose; he or she shall attend to the giving and serving of all notices; he or she may in the name of the Corporation affix the seal (if any) of the Corporation to all contracts of the Corporation and attest thereto; he or she may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he or she shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; he or she shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him or her by the chief executive officer or the Board of Directors; and he and she shall in general perform all duties incident to the office of Secretary, subject to the control of the chief executive officer and the Board of Directors.

Section 12. Assistant Secretaries. Each Assistant Secretary, if any, shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him or her by the chief executive officer or the Board of Directors or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.

Section 13. Action With Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, each of the chief executive officer and the Treasurer (if any), or either of them, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS,

OFFICERS, EMPLOYEES AND AGENTS

Section 1. Right to Indemnification. Subject to the limitations and conditions as provided in this Article VI, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a “proceeding”), or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, member, manager, venturer, proprietor, trustee, employee, agent, or similar functionary of

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another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Corporation to the fullest extent permitted by the TBOC, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with such proceeding, and indemnification under this Article VI shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder. The rights granted pursuant to this Article VI shall be deemed contract rights, and no amendment, modification or repeal of this Article VI shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article VI could involve indemnification for negligence or under theories of strict liability.

Section 2. Advance Payment. The right to indemnification conferred in this Article VI shall include the right to be paid or reimbursed by the Corporation the reasonable expenses incurred by a person of the type entitled to be indemnified under Section 1 who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of a written affirmation by such director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article VI and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article VI or otherwise.

Section 3. Indemnification of Employees and Agents. The Corporation, by adoption of a resolution by the Board of Directors, may indemnify and advance expenses to an employee or agent of the Corporation to the same extent and subject to the same conditions under which it may indemnify and advance expenses to directors and officers under this Article VI; and, the Corporation may indemnify and advance expenses to persons who are not or were not directors, officers, employees or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his or her status as such a person to the same extent that it may indemnify and advance expenses to directors under this Article VI.

Section 4. Appearance as a Witness. Notwithstanding any other provision of this Article VI, the Corporation may pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness or other participation in a proceeding at a time when he or she is not a named defendant or respondent in the proceeding.

BYLAWS OF BLACK ELK ENERGY FINANCE CORP.

Section 5. Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VI shall not be exclusive of any other right which a director or officer or other person indemnified pursuant to Section 3 of this Article VI may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Formation of the Corporation or these bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

Section 6. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, employee benefit plan, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article VI.

Section 7. Shareholder Notification. To the extent required by law, any indemnification of or advance of expenses to a director or officer in accordance with this Article VI shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

Section 8. Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer or any other person indemnified pursuant to this Article VI as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VII

CAPITAL STOCK

Section 1. Certificates of Stock. The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Certificate of Formation, as shall be approved by the Board of Directors. The Chairman of the Board (if any), President or a Vice President (if any) shall cause to be issued to each shareholder one or more certificates, which shall be signed by the Chairman of the Board (if any), President or a Vice President (if any) and the Secretary or an Assistant Secretary (if any) or the Treasurer or an Assistant Treasurer (if any) certifying the number of shares (and, if the stock of the Corporation

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shall be divided into classes or series, the class and series of such shares) owned by such shareholder in the Corporation; provided, however, that any of or all the signatures on the certificate may be facsimile. If the Board of Directors shall have provided for a seal, such certificates shall bear such seal or a facsimile thereof. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares.

Each certificate shall conspicuously bear any legend required pursuant to Section 3.202 or Section 21.213 of the TBOC, as well as any other legend required by law.

Section 2. Transfer of Shares. The shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives, upon surrender and cancellation of certificates for a like number of shares (or upon compliance with the provisions of Section 5 of this Article VII, if applicable). Upon such surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer (or upon compliance with the provisions of Section 5 of this Article VII, if applicable) and of compliance with any transfer restrictions applicable thereto contained in an agreement to which the Corporation is a party or of which the Corporation has knowledge by reason of a legend with respect thereto placed on any such surrendered stock certificate, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. Ownership of Shares. Unless otherwise provided in the TBOC, and subject to the provisions of Chapter 8 - Investment Securities of the Texas Business & Commerce Code:

(a) the Corporation may regard the person in whose name any shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to Section 6.101 or Section 6.102 of the TBOC) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with Sections 6.251, 6.252 or 21.101 of the TBOC, or giving proxies with respect to those shares; and

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(b) neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate for those shares.

Section 4. Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issuance, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

Section 5. Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate that is alleged to have been lost, stolen, destroyed or mutilated; and may, in its discretion, require the owner of such certificate or his or her legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issuance of a new certificate in the place of the one so lost, stolen, destroyed or mutilated.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors.

Section 2. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation. The Secretary shall have charge of the seal (if any). If and when so directed by the Board of Directors, duplicates of the seal may be kept and used by the Treasurer, if any, or by any Assistant Secretary or Assistant Treasurer.

Section 3. Notice and Waiver of Notice. Whenever any notice is required to be given by law, the Certificate of Formation or these bylaws, except with respect to notices of meetings of shareholders (with respect to which the provisions of Article II, Section 6 apply) and except with respect to notices of special meetings of directors (with respect to which the provisions of Article VIII, Section 6 apply), said notice shall be deemed to be sufficient if given (a) by telegram, telex, cablegram or other electronic transmission or (b) by deposit of same in a post office box in a sealed prepaid wrapper addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

Whenever notice is required to be given by law, the Certificate of Formation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Section 4. Resignations. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall

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take effect at the time specified therein, or if no time be specified, at the time of its receipt by the chief executive officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 5. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

Section 6. Books and Records. The Corporation shall keep books and records of account and shall keep minutes of the proceedings of its shareholders, its Board of Directors and each committee of its Board of Directors. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the Corporation and the number and class of shares issued by the Corporation held by each of them. Any books, records, minutes and share transfer records may be in written paper form or in any other form capable of being converted into written form within a reasonable time.

ARTICLE IX

AMENDMENTS

Section 1. Amendments. The Board of Directors may amend or repeal the Corporation’s bylaws, or adopt new bylaws, unless: (a) the Certificate of Formation or the TBOC reserves the power exclusively to the shareholders in whole or part; or (b) the shareholders, in amending, repealing or adopting a particular bylaw, expressly provide that the Board of Directors may not amend or repeal that bylaw.

Unless the Certificate of Formation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of the Corporation’s bylaws, the Corporation’s shareholders may amend, repeal or adopt the Corporation’s bylaws even though the bylaws may also be amended, repealed or adopted by the Board of Directors.

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BYLAWS OF BLACK ELK ENERGY FINANCE CORP.

I, the undersigned Secretary of Black Elk Energy Finance Corp., hereby certify that these are the approved and adopted bylaws of the Corporation.

Executed this 26th day of October, 2010.

By:	/s/ James Hagemeier
	Name:	James Hagemeier
	Title:	Vice President, Chief Financial Officer, Secretary and Treasurer

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